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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF QUINTEL COMMUNICATIONS, INC.

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
                                                                   STATE OF INCORPORATION
                           SUBSIDIARY                                 OR ORGANIZATION
                           ----------                              ----------------------
 1.  Calling Card Company, Inc. .................................  New York
 2.  New Lauderdale L.C. ........................................  Florida
 3.  N.L. Corp. .................................................  Delaware
 4.  Creative Direct Marketing, Inc. ............................  Delaware
 5.  Quintel Hair Products, Inc. ................................  Delaware
 6.  Quintel Products, Inc. .....................................  Delaware
 7.  Quintelco., Inc. ...........................................  Delaware
 8.  Quintel Psychic Zone, Inc. .................................  Delaware
 9.  Quintel LaBuick Products, LLC...............................  Delaware
10.  Quintel Cellular, LLC.......................................  Delaware
11.  Quintel Comm., Inc..........................................  Delaware
12.  Quintel Financial Information Services, Inc.................  Delaware
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